Exhibit 21  List of Subsidiary Corporations of Transit Group, Inc. as of
            Deceber 31, 1998
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                                                                Jurisdiction of           % of Voting
                Name                                             Incorporation         Securities Owned
                ----                                             -------------         ----------------
                Transit Group, Inc.                             Florida                        100

                Subsidiaries:

                    Transit Group Transportation LLC            Delaware                       100
                    GPS Acquisition Company                     North Carolina                 100
                    Carolina Pacific Distributors, Inc.         North Carolina                 100
                    Service Express, Inc.                       Alabama                        100
                    Transit Leasing, Inc.                       Indiana                        100
                    Carroll Fulmer Group, Inc.                  Florida                        100
                    Rainbow Trucking Services, Inc.             Kentucky                       100
                    Transportation Resources &
                      Management, Inc.                          Indiana                        100
                    Certified Transport, Inc.                   Indiana                        100
                    Venture Logistics, Inc.                     Indiana                        100
                    KJ Transportation, Inc.                     New York                       100
                    J&L Leasing of Farmington, Inc.             New York                       100
                    Network Transport, Ltd.                     Canada                         100
                    Diversified Trucking, Inc.                  Alabama                        100
                    Northstar Transportation, Inc.              Alabama                        100
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